Exhibit 10.1
BB&T
FOURTH AMENDMENT
TO
FIRST AMENDED AND RESTATED LOAN AGREEMENT

9520406872
Account Number

This Fourth Amendment to First Amended and Restated Loan Agreement (this “Amendment”) is made as of November 21, 2014 by and among BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation (“Bank”) and the following entities (collectively, the “Borrowers”):

Synalloy Corporation, a Delaware corporation (“Synalloy”);

Metchem, Inc., a Delaware corporation (“Metchem”);

Synalloy Fabrication, LLC, a South Carolina limited liability company (formerly named SFR, LLC) (“Synalloy Fabrication”);

Synalloy Metals, Inc., a Tennessee corporation (“Synalloy Metals”);

Bristol Metals, LLC, a Tennessee limited liability company (“Bristol”);

Manufacturers Soap & Chemical Company, a Tennessee corporation (“Manufacturers Soap”);

Manufacturers Chemicals, LLC, a Tennessee limited liability company (“Manufacturers Chemicals”);

Palmer of Texas Tanks, Inc., a Texas corporation (“Palmer”);

Syntrans, LLC, a Texas limited liability company (“Syntrans”); and

CRI Tolling, LLC, a South Carolina limited liability company (“CRI Tolling”)

for purposes of amending (without novation, accord nor satisfaction) certain aspects and provisions of the First Amended and Restated Loan Agreement dated as of August 21, 2012 (“Restated Loan Agreement”) and the following amendments thereto (collectively, the “Prior Amendments”): (a) First Amendment to Restated Loan Agreement dated as of October 22, 2012, (b) Second Amendment to Restated Loan Agreement dated as of August 9, 2013, and (c) Third Amendment to Restated Loan Agreement dated as of January 2, 2014 (this Amendment, the Restated Loan Agreement and all the Prior Amendments being cumulatively and collectively referred to herein as the “Loan Agreement”).

Agreement

Section 1. Defined Terms

Capitalized terms used in this Amendment without definition retain (except, to the extent applicable, as amended hereby) the meanings respectfully assigned to such terms in the Restated Loan Agreement. Further, the term “Loan Documents” as used in the Loan Agreement shall include all documents executed by Borrowers, their officers, directors or members pursuant to or in connection with the Loan Agreement.

Section 2. Recitals and Loan Agreement Incorporated Herein by Reference

Each and all of opening paragraphs, statements, information and other provisions of this above constitute an integral part of this Amendment among the parties and are to be considered binding upon the parties. In addition, the statements, recitals, terms, conditions and agreements of and in the Loan Agreement are hereby incorporated herein by this reference thereto as if set forth herein in full.

Section 3. Deletion of Ram-Fab, LLC from the Loan Documents

Ram-Fab, LLC shall be deleted as a Borrower from all Loan Documents and shall have no liability to Bank for debt of any kind or nature arising under or in connection with the Loan Documents.

Section 4. Line of Credit

(a)
The final maturity date, maximum principal amount, interest rate of the Line of Credit and the other terms thereof are as set forth in the Note Modification Agreement dated of even date herewith (as the same may be amended, restated, extended, renewed, increased, decreased, replaced or otherwise modified and in effect from time to time, the “Restated LOC Note”).

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(b)	The paragraph on the first page of the Restated Loan Agreement and entitled “Line of Credit” is deleted and hereby restated to read in full as follows:

Line of Credit (“Line of Credit”) in the maximum principal amount not to exceed, at any one time, the lesser of the following subsections (i) and (ii) (such lesser amount, the “Line of Credit Availability”):

(i)	the principal amount of $40,000,000; and

(ii)	the Availability (as defined in Section 10.01 below).

The Line of Credit is for the purpose of working capital and to facilitate Synalloy’s purchase of substantially all the outstanding shares of stock of Specialty Pipe & Tube, Inc. (“SPT”), a Delaware corporation, and related closing costs and expenses. The Line of Credit is evidenced by Borrowers’ Restated LOC Note and maturing as provided therein or any renewal thereof, when the entire unpaid principal balance then outstanding plus accrued interest thereon shall be paid in full. In the event that at any time the principal amount outstanding under the Line of Credit shall exceed the then applicable Line of Credit Availability, Borrowers shall promptly repay such excess principal amounts to the extent necessary to regain compliance with the Line of Credit Availability. Accrued interest only shall be repayable monthly. Prior to maturity or the occurrence of any Event of Default hereunder and subject to the Availability limitations, Borrowers may borrow, repay, and reborrow under the Line of Credit through maturity. The Line of Credit shall bear interest at the rate set forth in the Restated LOC Note or in any other note or other instrument evidencing all or any portion of the Line of Credit, the terms of which are incorporated herein by reference.

The Loan Documents shall be deemed to be amended as necessary, mutatis mutandis, consistent with the foregoing provisions of this Section 4(b).

(c)	The definition of “Availability” in Section 10.01 of the Restated Loan Agreement is deleted and hereby restated to read in full as follows:

“Availability” means the maximum principal available amount under the Line of Credit (within the $40,000,000 of principal availability under the Line of Credit) determined and conditionally limited as follows:

(a)	So long as no Leverage Ratio Event or no Event of Default has occurred, Borrowers shall have Availability of up to $40,000,000 under the Line of Credit.

(b)
If a Leverage Ratio Event or Event of Default occurs, then until such time as Bank may determine otherwise in its absolute discretion, Availability shall be calculated and re-calculated from time to time pursuant to a Borrowing Base Certificate and, at all times following a Leverage Ratio Event, any Schedule DD or comparable document to be entered, if and when applicable, among the Borrower and the Bank and setting forth such collateral valuation levels, percentages and other availability provisions satisfactory to the Bank as contemplated by Section 5 of this Agreement.

The Loan Documents shall be deemed to be amended as necessary, mutatis mutandis, consistent with the foregoing provisions of this Section 4(c).

(d)
Proceeds of the Restated LOC Note shall be used for working capital needs of the Borrower in the ordinary course of business and facilitate the purchase of the outstanding shares of stock of Specialty Pipe & Tube, Inc. (“SPT”) and related closing costs and expenses.

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(e)    Notwithstanding anything in the Loan Documents to the contrary:

(i)	Interest Rate. The interest rate charged on amounts outstanding under the Restated LOC Note will be based upon a Performance Based Pricing Matrix as follows:

Based on Borrowers’ quarter-end financial report and Compliance Certificate, beginning with the end of Borrowers’ 2014 fourth quarter, Bank agrees to adjust the interest rate on the Line of Credit as follows:

If, at quarter end, Total Funded Debt to EBITDA is:

Less than or equal to 1.75--------------------------------------------------- LIBOR + 1.35
Less than or equal to 2.50, but greater than 1.75 ----------------------- LIBOR + 1.60
Less than or equal to 3.50, but greater than 2.50 ----------------------- LIBOR + 1.85

Greater than 3.50------------------------------------------------------------ Default

Bank will use the One Month LIBOR Rate plus the spread, as noted above. All interest shall be computed and charged for the actual number of days elapsed on the basis of a year consisting of three hundred sixty (360) days. “Total Funded Debt” is defined as the aggregate sum of all interest-bearing indebtedness of Borrower, then outstanding to Lenders, including capital lease obligations.

(ii)
Fees and Closing Costs. Borrowers shall pay any and all legal fees, recording fees, documentary stamp and intangible taxes, and all other costs incurred by Bank in connection with the making, documenting, and closing the Line of Credit in addition to the following fees: A 0.125% (12.5 basis point) per annum Unused Fee, payable quarterly in arrears. A 0.10% (10 basis point) commitment fee on the Line of Credit amount for the line increase and extension of the maturity date.

(iii)
Advances. Funds shall be advanced under the Line of Credit at the request of an authorized officer of Borrowers. Prior to maturity, approximately thirty-six (36) months, or an event of default under the Loan Agreement, Borrower may borrow, repay, and re-borrow under the Line of Credit. Accrued interest only shall be repayable monthly beginning approximately thirty (30) days from the closing date. The outstanding balance under the Line of Credit plus accrued interest thereon shall be paid in full at maturity.

(iv)	The Loan Documents shall be deemed to be amended as necessary, mutatis mutandis, consistent with the foregoing provisions of this Section 4(d).

Section 5. $10,000,000 Term Loan

(a)
At the request of Borrowers and for the purposes and as contemplated by the Recitals above, Bank does hereby extend a new term loan to Borrowers as a variable rate term loan in the principal amount of Ten Million ($10,000,000) Dollars (the “SPT Acquisition Loan”). Borrowers’ obligations to repay this term loan and interest and other matters shall be evidenced by Borrowers’ promissory note dated the date of this Amendment in the original principal amount of Ten Million ($10,000,000) (the “SPT Acquisition Term Note”) and maturing on _______________, 2019.

(b)
The SPT Acquisition Loan shall, along with the Term Loan, the Line of Credit and any other loans made pursuant to any of the Loan Documents, shall constitute a “Loan” for purposes of the Loan Agreement and the Loan Documents (collectively with any other “Loans” now or hereafter applicable thereunder). All of the obligations of Borrowers, whether of payment or performance, under the Line of Credit, the Term Loan, the SPT Acquisition Loan and any other loans made pursuant to any of the Loan Documents, all notes or other instruments evidencing the same, the Loan Agreement, and the Loan Documents constitute the joint and several obligations of Borrowers in nature secured and enjoying the assurances, guaranties and all other benefits of the Loan Documents. To the extent necessary to effectuate the foregoing, the Loan Agreement and each of the Loan Documents are hereby amended as necessary, mutatis mutandis, consistent with the foregoing and all other matters set forth in this Amendment.

(c)
The SPT Acquisition Loan shall be advanced to Borrowers as requested by Borrowers and in the amounts requested by Borrowers; Provided, however, (A) amounts advanced under the SPT Acquisition Loan shall be used solely for the purpose of Synalloy’s purchase of substantially all the outstanding shares of stock of SPT, a Delaware corporation, and related closing costs and expenses, and (B) no funds shall be advanced under the SPT Acquisition Loan after December 31, 2014. All Borrowers shall be and remain joint and several co-Borrowers as to all advances under the SPT Acquisition Loan notwithstanding that this advance is made to Synalloy only.

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(d)
Each of Borrowers acknowledges and agrees that the extension by Bank to Borrowers, borrowing on a joint and several basis, of each of the Term Loan, the Line of Credit and the SPT Acquisition Loan, is for the full and complete betterment of each of the other Borrowers due to the same being in furtherance of their enterprises as an entirety and their entity, commercial and other relationships and affiliations. The foregoing constitutes good and valuable consideration for the borrowing by each of Borrowers of such Loans and Borrowers to hereby represent and warrant as such to Bank accordingly.

(e)
To assist Borrowers in hedging the extent of their variable rate exposure under their credits with Bank, Bank is willing to offer a hedge arrangement with the Borrower by which such variable rate exposure and certain associated Borrower risks may be mitigated, all on such terms and conditions as may be requested by the Borrower although in any event mutually satisfactory to the Borrower and Bank. Specifically, if Bank and Borrower enter into a swap, at Borrower’s option, up to 100% of the Term loan, and for a period of up to 5 years, can we swapped.

(f)
Borrowers shall pay any and all legal fees, recording fees, documentary stamp and intangible taxes, and all other costs incurred by Bank in connection with the making, documenting, and closing the SPT Acquisition Loan in addition to the following fees: A 0.25% (25 basis point) commitment fee on the SPT Acquisition Loan amount.

(g)
Borrowers shall make monthly payments of principal and interest on the SPT Acquisition Loan. The SPT Acquisition Loan will have a maturity date of __________________, 2019, at which time the outstanding balance will be due in full. The monthly principal payment will be calculated by dividing the original principal balance by 60 months. Interest rate, interest computation and the schedule of payments shall be as set forth in the SPT Acquisition Note.

Section 6. Revision of Tangible Net Worth Floor

Section 5 of the Restated Loan Agreement entitled “Tangible Net Worth” is hereby deleted and restated to read as follows:

Tangible Net Worth: A minimum tangible net worth at all times of not less than sixty million dollars ($60,000,000) (as such amount may increase pursuant to the following sentence, the “Minimum Tangible Net Worth”). The Minimum Tangible Net Worth shall increase by at least 50% of Consolidated Net Income over the prior fiscal year-end result, and then each fiscal year thereafter. Tangible Net Worth is defined as net worth, plus obligations contractually subordinated to debts owed to Bank, minus goodwill, general intangibles, contract rights, and assets representing claims on stockholders or affiliated entities. Consolidated Net Income is defined as Borrowers’ after tax net income as shown on the Annual Financial Statements referred to in Section 3.08 of this Agreement.

Any references to this Tangible Net Worth covenant set forth in the Loan Agreement, the other Loan Documents and any related agreement, instrument, filing, document or other papers shall henceforth be deemed amended, mutatis mutandis, to reflect the above revision.

Section 7. Revision of Total Funded Debt to EBITDA

Section 5 of the Restated Loan Agreement entitled “Total Funded Debt to EBITDA” is hereby deleted and restated to read as follows:

Total Funded Debt to EBITDA: A maximum Total Funded Debt to EBITDA ratio of 3.5:1.0 that will be measured on a rolling four quarter basis. Without limiting the preceding sentence, should the ratio exceed 3.0:1.0 at any time (a “Leverage Ratio Event”) then, from such time and at all times thereafter Borrowers shall increase their Loan Base reporting requirements to levels acceptable to Bank and consistent with a routinely monitored asset based lending credit facility. This may also include changes to the Borrowing Base formula. Further, in the case of a Leverage Ratio Event, Availability under the Line of Credit shall become the lesser of $40,000,000 or the Availability under such modified arrangements as applicable to any modified Borrowing Base formula. “Total Funded Debt” is defined as the aggregate sum of all interest-bearing indebtedness of Borrower, then outstanding to Lenders, including capital lease obligations.
EBITDA is defined as the sum of (a) net income for such period plus (b) an amount which, in the determination of net income for such period, has been deducted for (i) interest expense (including the interest component under capital lease obligations) (ii) total federal, state and other income taxes (iii) depreciation and amortization expense, all as determined with GAAP and (iv) non-recurring acquisition expenses, all as determined with GAAP.Total Funded Debt to EBITDA is defined as the ratio of (a) Total Funded Debt outstanding at quarter end to (b) the aggregate EBITDA at quarter end. The ratio will be calculated using the most recent four-quarter periods (four quarter trailing calculation). Provided

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however, in determining Total Funded Debt to EBITDA for Borrowers’ 2015 year, Borrowers may annualize SPT’s results and include the same in Borrowers’ rolling four quarter calculations for 2015 (the foregoing treatment of SPT’s results shall be permissible for Borrowers’ 2015 year only and shall not be permissible for subsequent years).

Any references to this Total Funded Debt to EBITDA covenant set forth in the Loan Agreement, the other Loan Documents and any related agreement, instrument, filing, document or other papers shall henceforth be deemed amended, mutatis mutandis, to reflect the above revision.

Section 8. Revision of Total Liabilities to Tangible Net Worth

Section 5 of the Restated Loan Agreement entitled “Total Liabilities to Tangible Net Worth” is hereby deleted and restated to read as follows:

Total Liabilities to Tangible Net Worth: A maximum Total Liabilities to Tangible Net Worth ratio at all times of no greater than 2.75:1.00. Total Liabilities is defined as shown on the Borrowers Annual and Quarterly Financial Statements referred to in Section 3.08 of this Agreement.

Any references to this Total Liabilities to Tangible Net Worth covenant set forth in the Loan Agreement, the other Loan Documents and any related agreement, instrument, filing, document or other papers shall henceforth be deemed amended, mutatis mutandis, to reflect the above revision.

Section 9. Revision of Capital Expenditure Limitation

    Section 6.03 of the Restated Loan Agreement entitled “Capital Expenditures” is hereby deleted and restated to read as follows:

Capital Expenditures. Expenditures for fixed assets in any fiscal year shall not exceed, in the aggregate as to all Borrowers, (a) for the 2014 fiscal year the sum of eleven million ($11,500,000) dollars; (b) for 2015 fiscal year and each fiscal year after during the term of the Loan(s) the sum of eight million ($8,000,000) dollars.

Any references to this Capital Expenditures covenant set forth in the Loan Agreement, the other Loan Documents and any related agreement, instrument, filing, document or other papers shall henceforth be deemed amended, mutatis mutandis, to reflect the above revision.

Section 10. Reporting Requirements

Section 3.09 of the Restated Loan Agreement is amended by adding the following paragraph as the final paragraph in said Section:

Reporting Requirements Whenever Borrowers are to furnish Bank with internally prepared information or statements pursuant to Section 3.09 of the Loan Agreement, such information and reports shall be signed and certified by the Vice President Finance of Borrowers or such other officer of Borrowers as shall be acceptable to Bank in its reasonable discretion. Further, whenever Borrowers are to furnish Bank with an audited financial statement or report, the Certified Public Accounting firm preparing such audited statement or report must be acceptable to Bank in its absolute discretion.

Section 11. Additional Synalloy Covenants

(a)	Immediately following Synalloy’s acquisition of substantially all the shares of stock of SPT, Synalloy shall deliver to Bank:

(i)
A pledge, in form suitable to Bank, of Synalloy’s limited liability membership interests in Syntrans and CRI Tolling and of Synalloy’s stock in SPT (with the stock pledge to include delivery of Synalloy’s original stock SPT certificate), and

(ii)	an opinion of counsel for Borrowers (including SPT) satisfactory to the Bank and the Bank’s counsel.

(b)    Immediately following Synalloy’s acquisition of substantially all the shares of stock of SPT, Synalloy shall cause SPT to:

(i)
Deliver to bank information or documentation, including but not limited to the legal name, address, tax identification number, of SPT sufficient for the Bank to verify the identity of SPT in accordance with the USA Patriot Act. Borrowers shall notify Bank promptly of any change in such information.

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(ii)	Execute and deliver to Bank a joinder agreement, in form acceptable to Bank, whereby SPT agrees to become a Borrower under the Loan Documents and to be bound by all provisions of the same.

(iii)
Execute and deliver to Bank mortgages on SPT’s real property in Texas and Ohio in form acceptable to Bank. The mortgages shall secure all debt now or hereafter owed by Borrowers (including SPT) to Bank.

(iv)	Execute and deliver to Bank Negative Pledge Agreements for SPT’s real property in Texas and Ohio in form acceptable to Bank.

(v)
Deliver to Bank copies of SPT’s Articles of Incorporation with all amendments thereto, bylaws, current Delaware good standing certificate, current Texas foreign corporation authorization certificate, and current Ohio foreign corporation authorization certificate.

(vi)	Deliver to Bank a certificate of SPT’s secretary’s certificate attaching copy of consent resolution of SPT’s Board of Directors authorizing SPT’s performing the actions described in this Section 11.

(vii)	Execute and/or deliver to Bank other approvals, opinions, or documents as the Bank may reasonably request.

(c) If Synalloy breaches any of the covenants in parts (a) or (b) of this Section 11, such breach shall constitute an Event of Default under Section 8 of the Restated Loan Agreement if such default is not cured within seven (7) days after Bank gives notice to Borrowers of the existence of such default and demand for cure (Nothing herein shall grant any cure rights to Borrowers with respect to an Event of Default which does not arise under Section 11 of this Amendment).

Section 12. Bringdown of Representations and Warranties.

Borrowers represent and warrant to Bank the continued accuracy and completeness, as of the date hereof, of all representations made in the Loan Documents, (including without limitation Section 2 of the Restated Loan Agreement.

Section 13. Indemnification

Borrowers hereby jointly and severally agree to and do hereby indemnify and defend Bank, its affiliates, their successors and assigns and their respective directors, officer, employees and shareholders, and do hereby hold each of them harmless from and against, any loss, liability, lawsuit, proceeding, cost expense or damage (including reasonable in-house and outside counsel fees, whether suit is brought or not) arising from or otherwise relating to the closing, disbursement, administration, or repayment of the Loan(s) and the other Loans, including without limitation: (i) the failure to make any payment to Bank promptly when due, whether under the Loans or otherwise; (ii) the breach of any representations or warranties to Bank contained in this Amendment, the Loan Documents or in any other loan documents now or hereafter executed in connection with this Amendment and the Loans; (iii) the violation of any covenants or agreements made for the benefit of Bank and contained in any of the Loan Documents; provided, however, that the foregoing indemnification shall not be deemed to cover any loss which is finally determined by a court of competent jurisdiction to result solely from Bank’s gross negligence or willful misconduct; or (iv) any aspect of this Amendment or the transactions contemplated hereby.

Section 14. Security; Additional Loan Documents

For the avoidance of doubt, all of the obligations of Borrowers, whether of payment or performance, under the Line of Credit, the Term Loan, the SPT Acquisition Loan and any additional Loans shall be and continue following the effectiveness of this Amendment to be (along with the other obligations referenced therein), secured by and enjoying the benefits of the pledges, mortgages, deeds of trust, collateral and other matters and security set forth in the Loan Documents, including without limitation the Mortgages and the Security Agreement and the other agreements, instruments, filings and other papers set forth and/or referenced on Attachment 1 to this Amendment. Further, after Synalloy acquires substantially all the shares of stock of SPT, all documents executed by SPT, its officers and directors pursuant to or in connection with this Amendment (including without limitation those shown on Attachment I) shall be included in the definition of Loan Documents for all purposes of the Loan Agreement.

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Section 15. Swap Agreements and SPT
For the avoidance of doubt, Borrowers hereby confirm that SPT shall not be a party to any existing or future Swap Agreements by and between Bank and Borrowers, nor shall SPT have any liability to Bank arising under any such Swap Agreements, unless Bank, Borrowers and SPT hereafter enter into a written agreement providing for SPT’s participation in such Swap Agreements.
Section 16. Miscellaneous.

(a)
Certain Provisions Incorporated by Reference. Without limiting the continued general applicability of Section 10 (or any other provisions) of the Restated Loan Agreement, the provisions of Sections 10.02 through Section 10.18 of the Restated Loan Agreement are incorporated into this Amendment, mutatis mutandis, as if set forth herein in full.

(b)
Matters as to Amendment. This Amendment constitutes an amendment to the Restated Loan Agreement (and, to the extent applicable, all other Loan Documents) and except for the effect of any matters expressly set forth in this Amendment, this Amendment, the Restated Loan Agreement and each of the Loan Documents is, and shall continue to be following the effectiveness of this Amendment, in full force and effect in accordance with the terms thereof, and nothing in this Amendment shall otherwise be deemed to amend or modify any provision of the Restated Loan Agreement or the other Loan Documents, each of which shall remain in full force and effect except as otherwise expressly provided herein or therein. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction. This Amendment does not effect the release of any collateral, does not disturb the perfection or priority of any existing liens, and does not effect the release of any obligor, guarantor or other party from its obligations.

(c)
References to Documents. Each reference in the Restated Loan Agreement, this Amendment and any other Loan Documents shall be the same as may be amended, restated, increased, decreased, extended, reduced or otherwise modified and effect from time to time.

(d)
WAIVER OF JURY TRIAL. UNLESS EXPRESSLY PROHIBITED BY APPLICABLE LAW, THE UNDERSIGNED HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS OR CLAIMS ARISING OUT OF THIS AMENDMENT OR ANY OF THE LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH OR OUT OF THE CONDUCT OF THE RELATIONSHIP BETWEEN THE UNDERSIGNED AND BANK. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANK TO MAKE THE LOAN AND ENTER INTO THIS AMENDMENT. FURTHER, THE UNDERSIGNED HEREBY CERTIFY THAT NO REPRESENTATIVE OR AGENT OF BANK, NOR BANK’S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BANK WOULD NOT SEEK TO ENFORCE THIS WAIVER OR RIGHT TO JURY TRIAL PROVISION. NO REPRESENTATIVE OR AGENT OF BANK, NOR BANK’S COUNSEL, HAS THE AUTHORITY TO WAIVE, CONDITION OR MODIFY THIS PROVISION.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment under seal as of the date first written above.

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Witness (as to the co-Borrowers): ______________________________
SYNALLOY CORPORATION
METCHEM, INC.
SYNALLOY METALS, INC.
MANUFACTURERS SOAP & CHEMICAL COMPANY
MANUFACTURERS CHEMICALS, LLC
BRISTOL METALS, LLC
SYNALLOY FABRICATION, LLC
PALMER OF TEXAS TANKS, INC.
SYNTRANS, LLC
CRI TOLLING, LLC

By:                                                                                   (SEAL)
Richard D. Sieradzki
Vice President, Finance
of and on behalf of each of
the above-named entities

Witness (as to BB&T): ______________________________	BRANCH BANKING AND TRUST COMPANY By: ________________________________ Stan W. Parker Senior Vice President

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Attachment 1

November 21, 2014

Borrowers: Synalloy Corporation, a Delaware corporation; Metchem, Inc., a Delaware corporation;
Synalloy Fabrication, LLC, a South Carolina limited liability company (formerly named SFR, LLC);
Synalloy Metals, Inc., a Tennessee corporation; Bristol Metals, LLC, a Tennessee limited liability company;
Manufacturers Soap & Chemical Company, a Tennessee corporation; Manufacturers Chemicals, LLC, a
Tennessee limited liability company; Palmer of Texas Tanks, Inc., a Texas corporation; Syntrans, LLC, a Texas limited liability company; and CRI Tolling, LLC, a South Carolina limited liability company, on a joint and several basis

This page forms a part of the instrument or agreement to which it is attached and constitutes an integral part thereof.

______________________________________________________________________________________________________

The agreement or instrument to which this attachment is attached and all loans, notes, instruments and other liabilities and obligations referenced therein are all governed, secured, guarantied and/or otherwise related to by, as applicable, each of the following (each of which is - except as otherwise set forth below - originally dated on or about August 21, 2012, provided that references to the following are as the same may be amended, restated, increased, decreased or otherwise modified and in effect from time to time), among any other applicable pledge, security, collateral, agreements and instruments in effect from time to time.

•
First Amended and Restated Loan Agreement dated as of August 21, 2012 (the “Loan Agreement”) among Branch Banking and Trust Company (“BB&T”) and the multiple Borrowers referenced above (collectively, the “Borrowers”).

◦
As amended by the First Amendment to First Amended and Restated Loan Agreement dated as of October 22, 2012 and the Second Amendment to First Amended and Restated Loan Agreement dated as of August 9, 2013 and this Third Amendment to First Amended and Restated Loan Agreement

•	Palmer Joinder Agreement dated as of August 21, 2012 among Borrowers, Palmer of Texas Tanks, Inc. (“Palmer”) and Bank.

•	Syntrans / CRI Tolling Joinder Agreement dated August 8, 2013 among Borrowers (including two new Adjoining Borrowers) and BB&T.

•	The Promissory Note dated on or about August 21, 2012 from Borrowers to BB&T in the principal amount of $25,000,000.

•	The Modification, Renewal, Increase and Restatement of Promissory Note dated on or about August 21, 2012 from Borrowers to BB&T in the principal amount of $22,500,000.

◦	As amended and temporarily increased by the Modification, Renewal, Increase and Restatement of Promissory Note dated as of October 2012 from Borrowers to BB&T.

•	The Promissory Note dated August 9, 2013 from Borrowers to BB&T in the principal amount of $4,033,250.

•	All Swap Agreements (as defined in the Loan Agreement)

•	Security Agreement dated as of August 21, 2012 among Borrowers and BB&T (to which the Adjoining Borrowers are become additional pledgors).

•
Mortgage of Real Estate dated on or about August 21, 2012 with respect to one or more parcels of real property located in the State of Arkansas, from one or more of the applicable Borrowers for the benefit of BB&T.

•
Deed of Trust for Real Estate dated on or about August 21, 2012 with respect to one or more parcels of real property located in the State of Tennessee, from one or more of the applicable Borrowers for the benefit of BB&T.

•
Deed of Trust for Real Estate dated on or about August 21, 2012 with respect to one or more parcels of real property located in the State of Texas, from one or more of the applicable Borrowers for the benefit of BB&T.

•
Mortgage of Real Estate dated on or about August 9, 2013 with respect to one or more parcels of real property located in Laurens County, South Carolina, from one or more of the applicable Borrowers for the benefit of BB&T.

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Attachment 1

•
Negative Pledge Agreements, each dated on or about July 9, 2010, from the applicable Borrower(s) named therein for the benefit of BB&T and relating to real properties in Spartanburg County, SC; Bradley County, TN; Sullivan County, TN. Also, any other negative pledge agreements or similar documents executed and delivered by one or more Borrowers, including without limitation in connection with the Palmer Acquisition.

•	Negative Pledge Agreement dated August 9, 2013, from the applicable Borrower(s) named therein for the benefit of BB&T and relating to real properties in Laurens County, SC

•	Stock and LLC Interests Pledge Agreement

•	Any and all other Loan Documents (as defined in the Loan Agreement)

•	SPT Joinder Agreement after its execution and delivery by SPT

•	SPT mortgages of its real properties in Texas and Ohio after such mortgages are executed and delivered by SPT

•	SPT Negative Pledge Agreements regarding its real properties in Texas and Ohio after such Negative Pledge Agreements are executed and delivered by SPT